UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

Clifford China Estates Inc .

(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2889-0183

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Amendment is to file a corrected Exhibit 2.1 Agreement for Share Exchange-  originally filed with Form 8K on January 5, 2009.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2008, the Company entered into an Agreement for Share Exchange (the “Agreement”) with Asian Trends Broadcasting, Inc., a British Virgin Islands Holding Company (“Asian Trends”) and the shareholders of Asian Trends, namely Yip Chi-him Roger and Chan Tsz King (the “Shareholders”).  Asian Trends operates a large home-based advertising network using audio visual digital displays.  Asian Trends operates liquid crystal display (“LCD”) flat-panel televisions and LCD billboards that advertise throughout Hong Kong and creates revenue by selling advertising airtime on these LCD displays.

Pursuant to the terms of the Agreement, the Company shall acquire 100% ownership of Asian Trends.  Consideration to be paid by the Company shall be a total of 75,793,200 restricted shares of its common stock (the “Exchange Shares”) in exchange for 100% ownership of Asian Trends (such share exchange shall be referred to herein as the “Exchange”).  The Exchange shall take place upon the terms and conditions of the Agreement and in accordance with applicable law.  Immediately following completion of the Exchange through issuance of the Exchange Shares and the transfer of the ownership of Asian Trends to the Company, the Company shall have a total of approximately 125,793,200 shares of its common stock issued and outstanding.

ITEM 2.01 COMPLETION OR ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2008, the Company closed the transaction set forth in the Agreement with Asian Trends and the Shareholders.  Pursuant to the terms of the Agreement, the Company has acquired a 100% ownership interest in Asian Trends from the Shareholders.  Consideration paid by the Company was 75,793,200 restricted shares of its common stock.  The Exchange took place upon the terms and conditions of the Agreement and in accordance with applicable law.  Following the Exchange, the Company now has a total of 125,793,200 shares of its common stock issued and outstanding.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Pursuant to the closing of the transaction set forth in the Agreement described above in Item 2.01, there has been a change in control of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Following the closing of the transaction set forth above, the Company accepted the resignation of Mr. Clifford L.K. Pang from his position as member of the Board of Directors, as well as all committee, officer and employee positions with the Company.  Mr. Pang does not have any disagreements with the Company and has no claims with the Company.

Following the closing of the transaction set forth above, the Board of Directors elected Huang Jian Nam to serve as a member of the Company’s Board of Directors.

Following the closing of the transaction set forth above, the Board of Directors appointed Mr. Zhi Jian Zeng to serve as the Company’s Chief Executive Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

A corrected Agreement for Share Exchange is incorporated by reference and attached to this amended Form 8K as Exhibit 2.1.

The audited financial statements of Asian Trends for the years ended December 31, 2007 and 2008, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2008, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFORD CHINA ESTATES INC.

By:	/s/ Zhi Jian Zeng
Name: Zhi Jian Zeng
Title: CEO

Dated: June 2, 2009